      As filed with the Securities and Exchange Commission on May 17, 2001
                                                             File No. 333-______

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ----------------------

                          DENSE-PAC MICROSYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

          CALIFORNIA                                              33-0033759
(State or other jurisdiction of                                (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                      7321 Lincoln Way
                  Garden Grove, California               92841
          (Address of principal executive offices)     (Zip Code)

                             ----------------------
                             1996 STOCK OPTION PLAN
                            (Full title of the plan)
                             ----------------------

                   William M. Stowell, Chief Financial Officer
                          DENSE-PAC MICROSYSTEMS, INC.
                                7321 Lincoln Way
                         Garden Grove, California 92841
                     (Name and address of agent for service)

                                 (714) 898-0007
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
=========================================================================================
                                             Proposed       Proposed
                                             Maximum        Maximum
                           Amount            Offering       Aggregate       Amount of
Title of Securities        To Be             Price Per      Offering        Registration
To Be Registered           Registered        Share          Price           Fee
- ---------------------------------------------------------------------------------------
Common Stock               1,000,000(1)      $1.725 (2)      $1,725,000      $ 431.25
No par value               shares
-----------------------------------------------------------------------------------------

(1) This Registration Statement also covers such indeterminable number of additional shares as may become deliverable as a result of future adjustments to prevent dilution in accordance with the terms of the 1996 Stock Option Plan.

(2) Determined in accordance with Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices of the Common Stock as reported by NASDAQ on May 15, 2001.

        The contents of the registrant's Form S-8, file no. 333-14733, filed on October 24, 1996 with the Securities and Exchange Commission, and the registrant's Form S-8, file no. 333-76161, filed on April 13, 1999 with the Securities and Exchange Commission are incorporated herein by reference. This registration statement is being filed by the registrant to register 1,000,000 additional shares of the registrant's Common Stock, without par value, that may be issued and sold under the 1996 Stock Option Plan (as amended, the "Plan"). The registrant amended the Plan to increase the aggregate number of shares of the registrant's Common Stock, without par value, that may be issued and sold under the Plan by 1,000,000, from 3,000,000 to 4,000,000. The Forms S-8 referred to above registered the 3,000,000 shares of Common Stock that were previously authorized.


                                     PART II

Item 3. Incorporation of Documents by Reference

        The following documents which have been filed with the Securities and Exchange Commission are incorporated by reference as of their respective dates and are a part hereof:

                (a) The Company's Annual Report on Form 10-KSB for the year ended February 29, 2000 as filed with the SEC on May 30, 2000;

                (b) The Company's Quarterly Reports on Form 10-QSB for the quarters ended May 31, 2000, August 31, 2000, as amended, and November 30, 2000, as filed with the SEC;

                (c) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A and in any amendment or report filed for the purpose of amending or updating such description;

                (d) The Company's Current Report on Form 8-K filed with the SEC on November 13, 2000 and the amendment thereof filed with the SEC on January 12, 2001;

                (e) The Company's Definitive Proxy Statement on Schedule 14A in connection with the 2000 Annual Meeting of Shareholders as filed with the SEC on June 26, 2000;

                (f) The Company's Registrants Form S-8, filed on October 24, 1996 filed with the SEC; and

                (g) The Company's Registrants Form S-8, filed on April 13, 1999, filed with the SEC.

        Additionally, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment hereto which indicates that all of the shares of the Common Stock offered hereby have been sold or which deregisters all such shares then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities

        Not applicable

Item 5. Interests of Named Experts and Counsel

        None

Item 6. Indemnification of Director and Officers

        The California Corporations Code permits the indemnification of officers, directors, employees and agents of the Company. The Company's Bylaws require the Company to indemnify officers and directors to the full extent permitted by law. Each person will generally be indemnified in any proceeding if he acted in good faith and in a manner which he reasonably believed to be in the best interests of the Company and, in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Indemnification would cover expenses, including attorneys' fees, judgments. Fines and amounts paid in settlement. In addition, the Company's Articles of Incorporation provide that directors shall not be personally liable to the Company or its stockholders for monetary damages for breach of their fiduciary duty, subject to the limitations of Section 204(a)(10) of the Corporation Code.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.


Item 7. Exemption from Registration Claimed

        Not applicable


Item 8. Exhibits

        4.1 1996 Stock Option Plan - incorporated by reference to registrant's Form 10-QSB for the quarter ended August 31, 1996.

        5.1     Opinion of Counsel.

        23.1    Independent Auditors' Consent.

        23.2    Independent Auditors' Consent.

        23.3    Consent of Counsel - contained in Exhibit 5.1.

        24.1    Power of Attorney, contained at page S-II.

ITEM 9. Undertakings

        The Company hereby undertakes: (1) to file, during any period in which offers or sales of the Common Stock are being made, a post effective amendment to this registration statement: (I) to include any prospectus required by
Section 10 (a) (3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;(iii) to include and material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided that if the information required in clauses (I) and (ii) above to be included in a post-effective amendment hereto is contained in one or more periodic reports filed by the registrant pursuant to Section 13 or Section 15 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") no post-effective amendment hereto shall be required; (2) that, foe the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        Additionally, the undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13 (a) or Section 15 (d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification Against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by It is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Garden Grove, State of California on May 15, 2001.


                                       DENSE-PAC MICROSYSTEMS, INC.

                                       By:/S/ William M. Stowell
                                          --------------------------------------
                                          William M. Stowell
                                          Chief Financial Officer

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature follows constitutes and appoints TED BRUCE and WILLIAM M. STOWELL, or either of them, acting singly, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact or their substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                   Title                          Date
-------------                               -----                          ----
        /s/ Ted Bruce                      Chief Executive Officer        May 15, 2001
---------------------------------          and President
Ted Bruce                                  (Principal Executive
                                           Officer)

      /s/ William M. Stowell               Chief Financial Officer        May 15, 2001
---------------------------------          (Principal Financial
William M. Stowell                         and Accounting Officer)

     /s/ Roger G. Claes                    Director                       May 15, 2001
---------------------------------
Roger G. Claes

    /s/  Samuel W. Tishler                 Director                       May 15, 2001
---------------------------------
Samuel W. Tishler

    /s/  Gordon M. Watson                  Director                       May 15, 2001
---------------------------------
Gordon M. Watson

    /s/  Richard H. Wheaton                Director                       May 15, 2001
---------------------------------
Richard H. Wheaton

   /s/  Richard J. Dadamo                  Chairman of the Board and      May 15, 2001
---------------------------------          Director
Richard J. Dadamo

                          DENSE-PAC MICROSYSTEMS, INC.
                         FORM S-8 REGISTRATION STATEMENT


                                    EXHIBITS
                                    --------

4.1 1996 Stock Option Plan - Incorporated by reference to registrant's Form 10-QSB for the quarter ended August 31, 1996.

4.2     Amendments of the 1996 Stock Option Plan

5.1     Opinion of Counsel.

23.1    Independent Auditors' Consent.

23.2    Independent Auditors' Consent.

23.3    Consent of Counsel - contained in Exhibit 5.1.

24.1    Power of Attorney, contained at page S-II.